Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made and entered into as of December 16, 2013 (the “Closing Date”), by and between Bulldog Investors, LLC , a Delaware limited liability company, and including its members, officers, successors, agents, employees, assigns, affiliates and affiliated persons and any entities controlled directly or indirectly by any of the foregoing (collectively referred to herein as “Bulldog”) and JAVELIN Mortgage Investment Corp., a Maryland corporation (the “Company”).

RECITALS

WHEREAS, Bulldog beneficially owns on behalf of various accounts shares of the issued and outstanding common stock, par value $0.001 per share, of the Company (“Company Shares”);

WHEREAS, Bulldog desires to sell to the Company, and the Company desires to purchase from Bulldog, free and clear of any and all Liens (as defined herein), an aggregate of 516,000 Company Shares for an aggregate purchase price of $6,582,818.40, as set forth herein; and

WHEREAS, concurrently with the execution of this Agreement, the Company and Bulldog are entering into a standstill agreement, dated as of the date hereof, by and among such parties (the “Standstill Agreement”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I
PURCHASE AND SALE; CLOSING

1.1.

Purchase and Sale.

(a)

Simultaneous with the execution and delivery of this Agreement, and upon the terms and subject to the conditions of this Agreement (including the execution of the Standstill Agreement by all parties thereto and such Standstill Agreement being in full force and effect), the Company irrevocably purchases from Bulldog and Bulldog irrevocably sells, conveys, assigns, transfers and delivers to the Company (subject to receipt of the Purchase Price, as defined in Section 1.1(b)), 516,000 Company Shares (the “Purchased Shares”), free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”), in the amounts set forth on Schedule I hereto.

(b)

In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to the Company of the Purchased Shares and in consideration of the execution of the Standstill Agreement, the Company shall pay Bulldog a price, per Purchased Share, of $12.7574 in cash, for an aggregate price of $6,582,818.40 (the “Purchase Price”).  The consummation of the purchase of the Purchased Shares and the payment of the Purchase Price in accordance with this Agreement is referred to as the “Closing.”

(c)

The Company and Bulldog shall use their best efforts to cause the purchase of the Purchased Shares to settle no later than December 19, 2013 (the “Settlement Date”).

(d)

Bulldog shall deliver the Purchased Shares as directed by the Company (via DTC book entry transfer, by delivering stock certificates or through a combination of the foregoing) immediately following confirmation of receipt of a wire transfer of the Purchase Price to the account set forth on Schedule II hereof.

1.2.

Expenses.  Except as expressly set forth in this Agreement, all fees and expenses incurred by each party hereto in connection with the matters contemplated by this Agreement shall be borne by the party incurring such fees or expenses, including the fees and expenses of any investment banks, attorneys, accountants or other experts or advisors retained by such party.

1.3.

Other Actions.  Each party hereto agrees to execute and deliver such other instruments as shall be reasonably requested by a party hereto to consummate the transactions contemplated by this Agreement.

ARTICLE II
COVENANTS

2.1.

Public Announcement; Public Filings.

(a)

At Closing, the Company shall issue a press release substantially in the form attached hereto as Exhibit A, announcing certain terms of this Agreement and the Standstill Agreement.  The Company hereby agrees not to issue any other press release, or make any public announcement or public statement, regarding the matters pursuant to which this Agreement and the Standstill Agreement relate that are inconsistent with such press release.  Bulldog hereby agrees not to issue any press release, or make any public announcement or public statement, regarding the matters pursuant to which this Agreement or the Standstill Agreement relate that are inconsistent with such press release.

(b)

Promptly following the date hereof, Bulldog shall cause to be filed with the Securities and Exchange Commission (the “SEC”) an amendment to its Schedule 13D filed with the SEC on August 16, 2013 (the “Bulldog 13D”), and prior to filing such amendment will provide the Company and its counsel a reasonable opportunity to review and comment upon such amendment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BULLDOG

Bulldog hereby makes the following representations and warranties to the Company:

3.1.

Existence; Authority.  Bulldog is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Bulldog has all requisite competence, power and authority to execute and deliver this Agreement and the Standstill Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Standstill Agreement.

3.2.

Enforceability.  This Agreement has been duly and validly executed and delivered by Bulldog, and, upon its execution and delivery, the Standstill Agreement will be duly and validly executed and delivered by Bulldog, and, assuming due and valid authorization, execution and delivery by the Company, this Agreement and the Standstill Agreement will constitute the legal, valid and binding obligations of Bulldog, as applicable, enforceable in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles.

3.3.

Ownership.  Bulldog is the beneficial owner of the Purchased Shares set forth on Schedule I hereto, free and clear of any and all Liens. Bulldog has full power and authority to transfer full legal ownership of its Purchased Shares to the Company, and Bulldog is not required to obtain the approval of any person or governmental agency or organization to effect the sale of the Purchased Shares.

3.4.

Good Title Conveyed.  All Purchased Shares sold by Bulldog hereunder shall be free and clear of any and all Liens.  At the Closing, good, valid and marketable title to such Purchased Shares shall vest in the Company.

3.5.

Absence of Litigation.  There is no suit, action, investigation or proceeding pending or, to the knowledge of Bulldog threatened against it that could impair the ability of Bulldog to perform its obligations hereunder or under the Standstill Agreement, or to consummate the transactions contemplated hereby or thereby.

3.6.

No Violation.  The execution, delivery and performance of this Agreement or of the Standstill Agreement by Bulldog does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to such person or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such person is a party or by which it is bound.

3.7.

Other Acknowledgements.

(a)

Bulldog hereby represents and acknowledges that it is a sophisticated investor and that it knows that the Company may have material Confidential Information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to Bulldog’s decision to sell the Purchased Shares or otherwise materially adverse to Bulldog’s interests.  Bulldog acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by Law, any and all claims and causes of action it has or may have against the Company and its Affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information or the sale of the Purchased Shares hereunder.

(b)

Bulldog further represents that it has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Purchased Shares and has, independently and without reliance upon the Company, made its own analysis and decision to sell the Purchased Shares. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the sale of the Purchased Shares, Bulldog is not relying on the Company (or any agent or representative thereof).  Bulldog has carefully considered and, to the extent it believes such discussion necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the sale of the Purchased Shares.  Bulldog acknowledges that none of the Company or any of its directors, officers, subsidiaries or Affiliates has made or makes any representations or warranties, whether express or implied, of any kind except as expressly set forth in this Agreement.

(c)

Bulldog represents that: (i) it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended; and (ii) the sale of the applicable Purchased Shares by Bulldog (A) was privately negotiated in an independent transaction and (B) does not violate any rules or regulations applicable to Bulldog.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Bulldog:

4.1.

Existence; Authority.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Standstill Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Standstill Agreement.

4.2.

Enforceability.  This Agreement has been duly and validly executed and delivered by the Company and, upon its execution and delivery, the Standstill Agreement will be duly and validly executed and delivered by the Company, and, assuming due and valid authorization, execution and delivery by Bulldog, this Agreement and the Standstill Agreement constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles. The purchase of the Purchased Shares by the Company: (a) was privately negotiated in an independent transaction; and (b) does not violate any rules or regulations applicable to the Company.

4.3.

Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company that could impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE V
GENERAL PROVISIONS

5.1.

Survival.  Each of the representations, warranties, covenants, and agreements in this Agreement or pursuant hereto shall survive the Closing. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Except as expressly set forth in this Agreement or the Standstill Agreement, no party has made any representation warranty, covenant or agreement to the other parties to this Agreement.

5.2.

Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), sent via electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

if to Bulldog:

Phillip Goldstein and Andrew Dakos

c/o Bulldog Investors, LLC

Park 80 West – Plaza Two

250 Pehle Ave.

Suite 708

Saddle Brook, New Jersey 07663

Attention:

Phillip Goldstein

Fax:

(201) 556-0097

Tel:

(201) 556-0092

Email:

pgoldstein@bulldoginvestors.com

adakos@bulldoginvestors.com

(b)

if to the Company, to:

JAVELIN Mortgage Investment Corp.

3001 Ocean Drive

Suite 201

Vero Beach, Florida 32963

Attention:

Scott J. Ulm

Jeffrey J. Zimmer

Fax:

(561) 348-2408

Tel:

(772) 617-4340

Email:

sju@armourllc.com

jz@armourllc.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:

Adam O. Emmerich

Ronald C. Chen

Fax:

(212) 403-2000

Tel:

(212) 403-1000

Email:

aoemmerich@wlrk.com

rcchen@wlrk.com

and to:

Akerman LLP
One Southeast Third Avenue
Suite 2500
Miami, Florida 33131

Attention:

Bradley D. Houser

Fax:

(305) 374-5095

Tel:

(305) 374-5600

Email:

bradley.houser@akerman.com

All notices and other communications shall be deemed to have been given: (i) when received if given in person; (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission; (iii) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid; or (iv) one business day after being deposited with a reputable overnight courier.

5.3.

Certain Definitions.  As used in this Agreement: (a) the terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms under Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall include persons who become Affiliates or Associates (as applicable) of any person subsequent to the date hereof; (b) each of the Company,  and Bulldog is referred to herein individually as a “party,” and they are referred to herein collectively as “parties”; (c) the term “business day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated pursuant to Law or regulation to be closed; (d) the term “Action” shall mean any claim, action, suit, charge, demand, directive, inquiry, subpoena, proceeding, arbitration, mediation or other investigation; (e) the term “Law” shall mean any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any governmental authority; (f) the term “beneficial ownership” (and correlative terms) shall have the meaning ascribed to such term under Rule 13d-3 promulgated under the Exchange Act; and (g) the term “Bulldog Investors Funds” shall have the meaning ascribed to such term in the Bulldog 13D.

5.4.

Specific Performance.  The Company, on the one hand, and Bulldog on the other hand, acknowledge and agree that the other would be irreparably injured by a breach of this Agreement and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement.  Accordingly, the parties agree to the granting of specific performance of this Agreement and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy.  Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at Law or equity.

5.5.

Interpretation.  For the purposes of this Agreement: (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules to this Agreement) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified; (c) whenever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (d) the word “or” shall not be exclusive; and (e) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.  The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.  The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.6.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including by means of electronic delivery or facsimile).

5.7.

Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries.  This Agreement (including any schedules, annexes or exhibits hereto) contains the entire understanding of the parties hereto with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein.  No modifications of this Agreement can be made except in writing signed by an authorized representative of the Company and Bulldog.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.  The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns.  No party shall assign this Agreement or any rights or obligations hereunder without, with respect to Bulldog, the prior written consent of the Company, and with respect to the Company, the prior written consent of an authorized representative of Bulldog.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

5.8.

Governing Law.  This Agreement and all Actions (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

5.9.

Consent to Jurisdiction.

(a)

Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York (the “NY Courts”), for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any NY Court.

(b)

Each party hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 5.2 and nothing in this Section 5.9 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of the NY Courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such NY Court and (iv) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the NY Courts.  Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

5.10.

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.  EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

5.11.

Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

JAVELIN Mortgage Investment Corp.

By:	/s/ Jeffery J. Zimmer
Name: Jeffery J. Zimmer
Title: Co-Chief Executive Officer

Bulldog Investors, LLC

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein
Title: Member